UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 7, 2007
W HOLDING COMPANY, INC.
(Exact name of registrant as specified in its charter)

Puerto Rico (State or other jurisdiction of incorporation)	000-27377 (Commission File Number)	66-0573197 (IRS Employer Identification No.)

19 West McKinley Street, Mayaguez, Puerto Rico (Address of principal executive offices)	00680 (Zip code)
Registrant’s telephone number, including area code: (787) 834-8000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Rule 425, Rule 14a-12 and Instruction 2 to Rule 14d-2(b)(2)

Item 7.01	Regulation FD Disclosure.
W Holding Company, Inc.’s (the “Company”) wholly owned subsidiary, Westernbank Puerto Rico (“Westernbank”), files Consolidated Reports of Condition and Income on Form FFIEC 041 with the Federal Deposit Insurance Corporation (“Call Reports”). The Call Reports are filed in accordance with FDIC rules and consist of a balance sheet, income statement, changes in equity capital and other supporting schedules with respect to Westernbank. The Call Reports, once posted by the FDIC, are publicly available at the Federal Deposit Insurance Corporation’s website located at http://www2.fdic.gov/Call_TFR_Rpts/. On November 7, 2007, Westernbank filed amended Call Reports for the periods ended June 30, and September 30, 2007 (the “Amended Reports”).
Subsequent to the filing of the original Call Reports for the periods ended June 30, and September 30, 2007, the Company determined under the provisions of FIN 48 that there may be some question as to the availability of certain tax assets recorded at June 30, 2007 and September 30, 2007. The Amended Reports reflect a reduction in the tax assets of $29.8 million at June 30, 2007, and $28.5 million at September 30, 2007. The Company is continuing to evaluate the availability of the tax assets and, therefore, at this time, we can give no assurances as to the ultimate outcome of this review. The results of this evaluation may result in changes in our position regarding income taxes.
In the Amended Reports, Westernbank reported a net loss of $45.9 million for the nine months ended September 30, 2007 and $65.0 million for the six months ended June 30, 2007. For the three months ended September 30, 2007, Westernbank had a net income of $19.1 million. The provision for loan losses amounted to $174.4 million for the nine months ended September 30, 2007; $163.4 million for the six months ended June 30, 2007; and $11.0 million for the three months ended September 30, 2007. The provision for loan losses includes an impairment charge of $97.6 million for the nine months ended September 30, 2007 and $91.4 million for the six months ended June 30, 2007 for the Inyx, Inc. loan. At the end of the quarter ended September 30, 2007, Westernbank charged-off $91.4 million of the Inyx, Inc. loan. Westernbank’s allowance for loan losses was $179.2 million at September 30, 2007 and $264.1 million at June 30, 2007.
While the information contained in the Amended Reports reflects the best information Westernbank has as of the time of filing, the Company also informs that it is in the final stage of its previously announced evaluation and review of (i) the Inyx, Inc. credit, (ii) Westernbank’s asset-based lending portfolio, and (iii) the asset-based lending division’s systems of internal controls. The information contained herein is dependent and subject to the final results of the evaluation.

The Amended Reports, once posted by the FDIC, may be obtained at the Federal Deposit Insurance Corporation’s website located at http://www2.fdic.gov/Call_TFR_Rpts/.
The information set forth in this Item 7.01 is furnished and not filed.

Item 8.01	Other Events.
On November 9, 2007, the Company filed a Notification of Late Filing on Form 12b-25 with the Securities and Exchange Commission to report that it will not be able to timely file its quarterly report on Form 10-Q for the period ended September 30, 2007 as the Company has not completed its previously announced evaluation and review of (i) the Inyx, Inc. credit, (ii) Westernbank’s asset-based lending portfolio, and (iii) the asset-based lending division’s systems of internal controls. The Company intends to file the Form 10-Q for the periods ended June 30, 2007 and September 30, 2007 as soon as practicable following the completion of this review.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

W HOLDING COMPANY, INC. (Registrant)
/s/ Norberto Rivera
Name:	Norberto Rivera
Title:	Chief Accounting Officer

Date: November 9, 2007